Exhibit 99.1

UNIFI®, Makers of REPREVE®, Announces Fourth Quarter and Fiscal 2023 Results

Sales and productivity levels were sequentially stable

Operations are positioned for demand recovery associated with more normalized inventory levels and buying seasons

Liquidity remains healthy, supported by continued prudent cost control measures

GREENSBORO, N.C., August 23, 2023 – Unifi, Inc. (NYSE: UFI) (together with its consolidated subsidiaries, “UNIFI”), makers of REPREVE and one of the world’s leading innovators in recycled and synthetic yarns, today released operating results for the fourth fiscal quarter and fiscal year ended July 2, 2023.

Fourth Quarter Fiscal 2023 Overview

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Net sales were $151.1 million, pressured primarily by weak demand, due in part to volatile ordering patterns from brands and retailers.
•
Revenues from REPREVE Fiber products represented 29% of net sales, or $44.5 million, and were primarily impacted by lower sales volumes in Asia.
•
Gross profit was $6.0 million and gross margin was 4.0%, and each was impacted by lower demand.
•
Operating loss was $13.7 million, which includes an $8.2 million impairment charge for abandonment of specialized machinery constructed in the Americas in fiscal 2017.
•
Net loss was $15.3 million, or ($0.85) per share. Adjusted Net Loss was $7.0 million and Adjusted EBITDA was $1.7 million, and each exclude the $8.2 million impairment charge.
•
Debt principal was $140.9 million and Net Debt was $93.9 million at July 2, 2023.
•
Following strict cost control measures and reduced capital spending in the quarter, cash and cash equivalents were $47.0 million and immediate borrowing availability exceeded $30.0 million.

Adjusted Net (Loss) Income, Adjusted EBITDA and Net Debt are non-GAAP financial measures. The schedules included in this press release reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure.

Eddie Ingle, Chief Executive Officer of Unifi, said, “Our fourth quarter fiscal 2023 results reflect continued demand instability across apparel and textile supply chains, which were once again impacted by low levels of brand and retailer demand. In spite of the current headwinds, we are cultivating market share opportunities across the Americas and Brazil Segments through diligent price management and portfolio diversification. Additionally, our mix enrichment efforts in Asia continue to strengthen the asset-light margin profile. Our disciplined cost controls and reduced spending levels have bolstered our balance sheet and liquidity. These efforts allow us to remain focused on positioning our segments for demand recovery in fiscal 2024, restoring profitability, and executing our growth strategy, which includes accelerating innovation, expanding REPREVE brand awareness, increasing market share, and penetrating new markets.”

Fourth Quarter Fiscal 2023 Compared to Fourth Quarter Fiscal 2022

Net sales decreased to $151.1 million, from $217.6 million, primarily driven by lower sales volumes related to a weak global textile environment. The demand for apparel production declined in fiscal 2023 as brands and retailers took actions to reduce their inventory levels and normalize supply chains. Such actions caused the Americas and Asia Segments to experience revenue declines. The prior year quarter included a strong macro-economic environment amid supply chain and resource constraints.

Gross profit was $6.0 million compared to $18.4 million. Americas Segment gross profit decreased $8.5 million, primarily as a result of lower sales volumes driving weaker productivity and cost absorption. Brazil Segment gross profit decreased $2.0 million due to selling price pressures from foreign imports, most of which are sourced from China where lower utilization has led to lower pricing. The Asia Segment maintained strong gross margin, but it was impacted by weaker sales volumes and had a corresponding gross profit decrease of $1.8 million.

Operating loss was $13.7 million compared to operating income of $5.0 million, which was primarily due to the decrease in gross profit and an $8.2 million impairment charge for abandonment of specialized machinery constructed in the Americas in fiscal 2017. Adjusted EPS was ($0.39) and Adjusted EBITDA was $1.7 million, compared to $0.11 and $12.2 million, respectively, in the prior year quarter.

Debt principal was $140.9 million on July 2, 2023 compared to $114.3 million on July 3, 2022. Cash and cash equivalents decreased to $47.0 million on July 2, 2023, from $53.3 million on July 3, 2022, as operational losses were partially offset by diligent cost and working capital management. Accordingly, Net Debt was $93.9 million on July 2, 2023 compared to $61.0 million on July 3, 2022. On July 2, 2023, the revolving credit facility had outstanding borrowings of $18.1 million and total availability of $55.7 million.

First Quarter Fiscal 2024 Outlook

UNIFI expects first quarter fiscal 2024 net sales and Adjusted EBITDA to be generally consistent with fourth quarter fiscal 2023 results. The effective tax rate is expected to demonstrate continued volatility. Capital expenditures are expected to (i) trend downward for the first quarter and (ii) be between $14.0 million and $16.0 million for fiscal 2024.

Ingle concluded, "While the demand environment is expected to remain subdued during the balance of calendar 2023, we are encouraged by recent market share developments in both the Americas and Brazil Segments, which should provide momentum for a much stronger back half of fiscal 2024. Although there is continued uncertainty across our customer base, we believe the inventory destocking period is nearing its end."

Fourth Quarter Fiscal 2023 Earnings Conference Call

UNIFI will provide additional commentary regarding its fourth quarter and fiscal 2023 results and other developments during its earnings conference call on August 24, 2023, at 8:30 a.m., Eastern Time. The call can be accessed via a live audio webcast on UNIFI’s website at http://investor.unifi.com. Additional supporting materials and information related to the call will also be available on UNIFI’s website.

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About UNIFI

Unifi, Inc. (NYSE: UFI) is a global textile solutions provider and one of the world's leading innovators in manufacturing synthetic and recycled performance fibers. Through REPREVE, one of UNIFI's proprietary technologies and the global leader in branded recycled performance fibers, UNIFI has transformed more than 35 billion plastic bottles into recycled fiber for new apparel, footwear, home goods, and other consumer products. UNIFI continually innovates technologies to meet consumer needs in moisture management, thermal regulation, antimicrobial protection, UV protection, stretch, water resistance, and enhanced softness. UNIFI collaborates with many of the world's most influential brands in the sports apparel, fashion, home, automotive, and other industries. For more information about UNIFI, visit www.unifi.com.

Contact information:

Davis Snyder

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements, Business Segment Information and Reconciliations of Reported Results to Adjusted Results to Follow

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Fiscal Year Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Net sales	$151,058	$217,576	$623,527	$815,758
Cost of sales	145,033	199,222	609,286	735,273
Gross profit	6,025	18,354	14,241	80,485
Selling, general and administrative expenses	11,761	13,464	47,345	52,489
(Benefit) provision for bad debts	(51)	44	(89)	(445)
Other operating expense (income), net	7,995	(156)	7,856	(158)
Operating (loss) income	(13,680)	5,002	(40,871)	28,599
Interest income	(494)	(580)	(2,109)	(1,524)
Interest expense	2,368	945	7,577	3,085
Equity in earnings of unconsolidated affiliates	(357)	(220)	(896)	(605)
Recovery of non-income taxes, net	—	—	—	815
(Loss) income before income taxes	(15,197)	4,857	(45,443)	26,828
Provision for income taxes	92	1,361	901	11,657
Net (loss) income	$(15,289)	$3,496	$(46,344)	$15,171

Net (loss) income per common share:
Basic	$(0.85)	$0.19	$(2.57)	$0.82
Diluted	$(0.85)	$0.19	$(2.57)	$0.80

Weighted average common shares outstanding:
Basic	18,061	18,233	18,037	18,429
Diluted	18,061	18,605	18,037	18,868

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	July 2, 2023	July 3, 2022
ASSETS
Cash and cash equivalents	$46,960	$53,290
Receivables, net	83,725	106,565
Inventories	150,810	173,295
Income taxes receivable	238	160
Other current assets	12,327	18,956
Total current assets	294,060	352,266
Property, plant and equipment, net	218,521	216,338
Operating lease assets	7,791	8,829
Deferred income taxes	3,939	2,497
Other non-current assets	14,508	8,788
Total assets	$538,819	$588,718

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$44,455	$73,544
Income taxes payable	789	1,526
Current operating lease liabilities	1,813	2,190
Current portion of long-term debt	12,006	11,726
Other current liabilities	12,932	19,806
Total current liabilities	71,995	108,792
Long-term debt	128,604	102,309
Non-current operating lease liabilities	6,146	6,736
Deferred income taxes	3,364	4,983
Other long-term liabilities	5,100	4,449
Total liabilities	215,209	227,269

Commitments and contingencies

Common stock	1,808	1,798
Capital in excess of par value	68,901	66,120
Retained earnings	306,792	353,136
Accumulated other comprehensive loss	(53,891)	(59,605)
Total shareholders’ equity	323,610	361,449
Total liabilities and shareholders’ equity	$538,819	$588,718

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Fiscal Year Ended
	July 2, 2023	July 3, 2022
Cash and cash equivalents at beginning of year	$53,290	$78,253
Operating activities:
Net (loss) income	(46,344)	15,171
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(896)	(605)
Distributions received from unconsolidated affiliates	—	750
Depreciation and amortization expense	27,186	26,207
Non-cash compensation expense	2,805	3,555
Deferred income taxes	(2,788)	(3,119)
Impairment for asset abandonment	8,247	—
Recovery of taxes, net	(3,799)	815
Other, net	326	(51)
Changes in assets and liabilities	20,003	(42,343)
Net cash provided by operating activities	4,740	380

Investing activities:
Capital expenditures	(36,434)	(39,631)
Other, net	209	(2,103)
Net cash used by investing activities	(36,225)	(41,734)

Financing activities:
Proceeds from long-term debt	194,700	158,000
Payments on long-term debt	(174,623)	(132,907)
Proceeds from construction financing	6,533	2,340
Common stock repurchased	—	(9,151)
Other, net	(672)	(317)
Net cash provided by financing activities	25,938	17,965

Effect of exchange rate changes on cash and cash equivalents	(783)	(1,574)
Net decrease in cash and cash equivalents	(6,330)	(24,963)
Cash and cash equivalents at end of year	$46,960	$53,290

BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

Net sales details for each reportable segment of UNIFI are as follows:

	For the Three Months Ended
	July 2, 2023	July 3, 2022
Americas	$94,830	$137,826
Brazil	27,116	34,960
Asia	29,112	44,790
Consolidated net sales	$151,058	$217,576

	For the Fiscal Year Ended
	July 2, 2023	July 3, 2022
Americas	$389,662	$483,085
Brazil	119,062	126,066
Asia	114,803	206,607
Consolidated net sales	$623,527	$815,758

Gross profit details for each reportable segment of UNIFI are as follows:

	For the Three Months Ended
	July 2, 2023	July 3, 2022
Americas	$136	$8,645
Brazil	1,663	3,692
Asia	4,226	6,017
Consolidated gross profit	$6,025	$18,354

	For the Fiscal Year Ended
	July 2, 2023	July 3, 2022
Americas	$(14,659)	$24,468
Brazil	12,162	27,141
Asia	16,738	28,876
Consolidated gross profit	$14,241	$80,485

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net (loss) income to EBITDA and Adjusted EBITDA are set forth below.

	For the Three Months Ended		For the Fiscal Year Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Net (loss) income	$(15,289)	$3,496	$(46,344)	$15,171
Interest expense, net	1,874	365	5,468	1,561
Provision for income taxes	92	1,361	901	11,657
Depreciation and amortization expense (1)	6,759	6,979	27,020	25,986
EBITDA	(6,564)	12,201	(12,955)	54,375

Asset abandonment (2)	8,247	—	8,247	—
Contract modification costs (3)	—	—	623	—
Recovery of non-income taxes, net (4)	—	—	—	815
Adjusted EBITDA	$1,683	$12,201	$(4,085)	$55,190
(1)
Within this reconciliation, depreciation and amortization expense excludes the amortization of debt issuance costs, which are reflected in interest expense, net. Within the condensed consolidated statements of cash flows, amortization of debt issuance costs is reflected in depreciation and amortization expense. Interest expense, net for the fiscal year ended July 2, 2023 reflects $273 of loss on debt extinguishment.
(2)
In fiscal 2023, UNIFI abandoned certain specialized machinery in the Americas and recorded an impairment charge. The impairment charge was recorded to reflect the lack of future positive cash flows associated with the machinery, following multiple years of investment recovery since its fiscal 2017 installation.
(3)
In the third quarter of fiscal 2023, UNIFI amended certain existing contracts related to future purchases of texturing machinery by delaying the scheduled receipt and installation of such equipment for 18 months. UNIFI paid the associated vendor $623 to facilitate the 18-month delay.
(4)
In fiscal 2021, UNIFI recognized an estimated benefit for the recovery of non-income taxes in Brazil. During the quarter ended March 27, 2022, UNIFI reduced the estimated benefit based on additional clarity and review of the recovery process.

Adjusted Net (Loss) Income and Adjusted EPS (Non-GAAP Financial Measures)

The tables below set forth reconciliations of (i) (loss) income before income taxes (“Pre-tax (Loss) Income”), provision for income taxes (“Tax Impact”), and net (loss) income (“Net (Loss) Income”) to Adjusted Net (Loss) Income and (ii) Diluted Earnings Per Share (“Diluted EPS”) to Adjusted EPS. Rounding may impact certain of the below calculations.

	For the Three Months Ended July 2, 2023				For the Three Months Ended July 3, 2022
	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS	Pre-tax Income	Tax Impact	Net Income	Diluted EPS
GAAP results	$(15,197)	$(92)	$(15,289)	$(0.85)	$4,857	$(1,361)	$3,496	$0.19
Asset abandonment (1)	8,247	—	8,247	0.46	—	—	—	—
Recovery of income taxes, net (2)	—	—	—	—	—	(1,446)	(1,446)	(0.08)
Adjusted results	$(6,950)	$(92)	$(7,042)	$(0.39)	$4,857	$(2,807)	$2,050	$0.11

Weighted average common shares outstanding				18,061				18,605

	For the Fiscal Year Ended July 2, 2023				For the Fiscal Year Ended July 3, 2022
	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS	Pre-tax Income	Tax Impact	Net Income	Diluted EPS
GAAP results	$(45,443)	$(901)	$(46,344)	$(2.57)	$26,828	$(11,657)	$15,171	$0.80
Asset abandonment (1)	8,247	—	8,247	0.46	—	—	—	—
Recovery of income taxes, net (2)	—	(3,799)	(3,799)	(0.21)	—	(1,446)	(1,446)	(0.07)
Contract modification costs (3)	623	—	623	0.03	—	—	—	—
Recovery of non-income taxes, net (4)	—	—	—	—	815	(257)	558	0.03
Adjusted results	$(36,573)	$(4,700)	$(41,273)	$(2.29)	$27,643	$(13,360)	$14,283	$0.76

Weighted average common shares outstanding				18,037				18,868
(1)
In fiscal 2023, UNIFI abandoned certain specialized machinery in the Americas and recorded an impairment charge. The associated tax impact was estimated to be $0 due to a valuation allowance against net operating losses in the U.S.

(2)
In fiscal 2022 and 2023, UNIFI recorded a recovery of income taxes in connection with filing amended tax returns in Brazil relating to certain income taxes paid in prior fiscal years, following favorable legal rulings in fiscal 2023.
(3)
In the third quarter of fiscal 2023, UNIFI amended certain existing contracts related to future purchases of texturing machinery by delaying the scheduled receipt and installation of such equipment in the U.S. and El Salvador for 18 months. UNIFI paid the associated vendor $623 to facilitate the 18-month delay. The associated tax impact was estimated to be $0 due to (i) a valuation allowance against net operating losses in the U.S. and (ii) UNIFI's effective tax rate in El Salvador.
(4)
In fiscal 2021, UNIFI recognized an estimated benefit for the recovery of non-income taxes in Brazil. During the quarter ended March 27, 2022, UNIFI reduced the estimated benefit based on additional clarity and review of the recovery process.

Net Debt (Non-GAAP Financial Measure)

Reconciliations of Net Debt are as follows:

	July 2, 2023	July 3, 2022
Long-term debt	$128,604	$102,309
Current portion of long-term debt	12,006	11,726
Unamortized debt issuance costs	289	255
Debt principal	140,899	114,290
Less: cash and cash equivalents	46,960	53,290
Net Debt	$93,939	$61,000

Cash and cash equivalents

At July 2, 2023 and July 3, 2022, UNIFI’s foreign operations held nearly all consolidated cash and cash equivalents.

REPREVE Fiber

REPREVE Fiber represents UNIFI’s collection of fiber products on its recycled platform, with or without added technologies.

Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net (Loss) Income, Adjusted EPS, and Net Debt (together, the “non-GAAP financial measures”).

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EBITDA represents Net (loss) income before net interest expense, income tax expense, and depreciation and amortization expense.
•
Adjusted EBITDA represents EBITDA adjusted to exclude, from time to time, certain adjustments necessary to understand and compare the underlying results of UNIFI.
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Adjusted Net (Loss) Income represents Net (loss) income calculated under GAAP adjusted to exclude certain amounts. Management believes the excluded amounts do not reflect the ongoing operations and performance of UNIFI and/or exclusion may be necessary to understand and compare the underlying results of UNIFI.
•
Adjusted EPS represents Adjusted Net (Loss) Income divided by UNIFI’s weighted average common shares outstanding.
•
Net Debt represents debt principal less cash and cash equivalents.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect UNIFI’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures, and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because it serves as a high-level proxy for cash generated from operations.

Management uses Adjusted Net (Loss) Income and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Management uses Net Debt as a liquidity and leverage metric to determine how much debt would remain if all cash and cash equivalents were used to pay down debt principal.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. Investors should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain “forward-looking statements” within the meaning of federal securities laws about the financial condition and results of operations of UNIFI that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management. An example of such forward-looking statements include, among others, guidance pertaining to our financial outlook. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements. These statements are not statements of historical fact, and they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where UNIFI competes, including economic and political factors over which UNIFI has no control; changes in consumer spending, customer preferences, fashion trends and end uses for products; the financial condition of UNIFI’s customers; the loss of a significant customer or brand partner; natural disasters, industrial accidents, power or water shortages, extreme weather conditions and other disruptions at one of our facilities; the disruption of operations, global demand, or financial performance as a result of catastrophic or extraordinary events, including epidemics or pandemics such as the recent strain of coronavirus; the success of UNIFI’s strategic business initiatives; the volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic business initiatives; the availability of and access to credit on reasonable terms; changes in foreign currency exchange, interest and inflation rates; fluctuations in production costs; the ability to protect intellectual property; the strength and reputation of our brands; employee relations; the ability to attract, retain and motivate key employees; the impact of climate change or environmental, health and safety regulations; and the impact of tax laws, the judicial or administrative interpretations of tax laws and/or changes in such laws or interpretations.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on UNIFI. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in UNIFI’s most recent Annual Report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by UNIFI with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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